Exhibit 4.1
ServisFirst Bancshares, Inc. Stock Certificate CUSIP 81768T 10 8

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT- Custodian _____ TEN ENT — as tenants by the entireties (Cusl) (Minor) JT TEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Actzx . in common (Stale) Additional abbreviations may also be used though not in the above list. For Value Received, do hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER _____ IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books ofthe within named Corporation with full power ofsubstitution in the premises. Dated:: NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed By: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN _____ APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.